Exhibit (g)(v)

GLOBAL CUSTODY AGREEMENT

BETWEEN

JPMORGAN CHASE BANK

AND

SCHRODER SERIES TRUST

SIXTH AMENDED AND RESTATED EXHIBIT B

Portfolios of the Trust

Schroder Municipal Bond Fund

Schroder Short-Term Municipal Bond Fund

Schroder Total Return Fixed Income Fund

Schroder Enhanced Income Fund

Schroder Emerging Market Equity Fund

Schroder Strategic Bond Fund

Schroder U.S. Small and Mid Cap Opportunities Fund

Schroder International Diversified Value Fund

Schroder Multi-Asset Growth Portfolio

Signed by:

For and on Behalf of
JPMORGAN CHASE BANK

By:	/s/ Mark Kucera
Name:	Mark Kucera
Title:	Vice President

For and on behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above

By:	/s/ Mark A. Hemenetz
Name:	Mark A. Hemenetz
Title:	Authorized Signatory

Dated: October 9, 2007